As filed with the U.S. Securities and Exchange Commission on August 3, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AYRO, Inc.

(Exact name of registrant as specified in its charter)

Delaware	98-0204758
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

900 E. Old Settlers Boulevard, Suite 100

Round Rock, Texas 78664

512-994-4917

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Rodney C. Keller, Jr.

President and Chief Executive Officer

AYRO, Inc.

900 E. Old Settlers Boulevard, Suite 100

Round Rock, Texas 78664

512-994-4917

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Rick A. Werner, Esq.

Matthew L. Fry, Esq.

Haynes and Boone, LLP

30 Rockefeller Plaza, 26th Floor

New York, New York 10112

Tel. (212) 659-7300

Fax (212) 884-8234

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [  ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [  ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [  ]

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]

Non-accelerated filer	[X]	Smaller reporting company	[X]

		Emerging growth company	[ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Aggregate Offering Price per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.0001 par value per share (2)	878,680	$4.20	(3)	$3,690,456.00	$479.3

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares of common stock offered hereby also include an indeterminate number of additional shares of common stock as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations or other similar transactions.
(2)	Represents the resale of shares of common stock and shares of common stock issuable upon the exercise of certain warrants issued in private placements described herein. Pursuant to Rule 416(a) under the Securities Act, this Registration Statement shall also cover an indeterminate amount and number of each identified class of the identified securities as may be issued upon conversion, exchange, exercise or settlement of any other securities that provide for such conversion, exchange, exercise or settlement.
(3)	Estimated solely for the purpose of computing the amount of the registration fee for the shares of common stock or shares of common stock issuable upon exercise of warrants being registered in accordance with Rule 457(c) under the Securities Act based upon the average of the high and low prices for a share of the registrant’s common stock as reported on The Nasdaq Capital Market on July 28, 2020, which date is within five business days of the filing of this registration statement.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders named in this prospectus may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission, of which this prospectus is a part, is effective. This prospectus is not an offer to sell these securities and the selling stockholders named in this prospectus are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 3, 2020

Prospectus

878,680 Shares of Common Stock and Shares of Common Stock Underlying Warrants

The selling stockholders named in this prospectus may use this prospectus to offer and resell from time to time up to 878,680 shares of our common stock, which are the shares of common stock and shares of common stock issuable upon the conversion of warrants held by the selling stockholders and 8,130 other shares of common stock (the “Shares”). These shares of common stock consist of:

●	36,236 shares of our common stock issuable upon exercise of warrants (the “Pre-funded Warrants”) we assumed in the Merger (defined herein) and that converted into the right to purchase shares of our common stock in connection with the Merger;

●	100,000 shares of our common stock issuable upon exercise of the warrants (the “Penny Warrants”) we issued to certain selling stockholders on May 28, 2020, in a private offering exempt from registration under the Securities Act, pursuant to a subscription agreement dated as of February 20, 2020;

●	8,130 shares of our common stock (the “Non-Employee Director Grant”) we issued, pursuant to a Change of Control Letter Agreement entered into in January 2020, to a non-employee director as consideration for his services to the Board of Directors prior to the Merger on May 28, 2020;

●	232,403 shares of our common stock issuable upon exercise of the warrants (the “Palladium Bridge Warrants”) originally issued to Palladium Capital Advisors, LLC (“Palladium”) as part of Palladium’s compensation for serving as the placement agent of AYRO Operating Company, Inc. in connection with two private placements and a bridge loan, each dated December 19, 2019, that were assumed in the Merger and that converted into the right to purchase shares of our common stock in connection with the Merger and which have been transferred to Palladium Holdings, LLC (“Palladium Holdings”);

●	126,000 shares of our common stock issuable upon exercise of the warrants (the “June Palladium Warrants”) we issued to Palladium Holdings as designee of Palladium as part of its tail fee in connection with an offering that closed on June 19, 2020;

●	147,368 shares of our common stock issuable upon exercise of the warrants (the “July Palladium Warrants”) we issued to Palladium Holdings as designee of Palladium as part of its compensation for serving as our financial advisor in connection with an offering that closed on July 8, 2020;

●	129,500 shares of our common stock issuable upon exercise of the warrants (the “July 23 Palladium Warrants” and, together with the Palladium Bridge Warrants, June Palladium Warrants and July Palladium Warrants, the “Palladium Warrants”) we issued to Palladium Holdings as designee of Palladium as part of its compensation for serving as our financial advisor in connection with an offering that closed on July 23, 2020;

●	27,273 shares of our common stock issuable upon exercise of the warrants (the “June Spartan Warrants”) we issued to certain selling stockholders as designees of Spartan Capital Securities, LLC (“Spartan”) as part of its compensation for serving as a finder in connection with an offering that closed on June 19, 2020; and

●	71,770 shares of our common stock issuable upon exercise of the warrants (the “July Spartan Warrants” and, together with the June Spartan Warrants, the “Spartan Warrants”) we issued to certain selling stockholders as designees of Spartan as part of its compensation for serving as our financial advisor in connection with an offering that closed on July 8, 2020.

We refer to the Pre-funded Warrants, the Penny Warrants, the Palladium Warrants and the Spartan Warrants collectively as the “Warrants,” and the shares underlying the Warrants are the “Warrant Shares.”

We will not receive any of the proceeds from the sale of our common stock by the selling stockholders. However, we will receive proceeds from the exercise of the Warrants if the Warrants are exercised for cash. We intend to use those proceeds, if any, for general corporate purposes. Any shares of common stock subject to resale hereunder will have been issued by us and acquired by the selling stockholders prior to any resale of such shares pursuant to this prospectus.

The selling stockholders named in this prospectus, or their donees, pledgees, transferees or other successors-in-interest, may offer or resell the Shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling stockholders will bear all commissions and discounts, if any, attributable to the sale of Shares. We will bear all costs, expenses and fees in connection with the registration of the Shares. For additional information on the methods of sale that may be used by the selling stockholders, see “Plan of Distribution” beginning on page 22 of this prospectus.

Effective as of 6:05 pm Eastern Time on May 26, 2020, we filed an amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split of the issued and outstanding shares of our common stock, at a ratio of one share for ten shares. Immediately following the reverse stock split, we issued a stock dividend of one share of the Company’s common stock for each outstanding share of common stock to all holders of record immediately following the effective time of the reverse stock split. The net result of the reverse stock split and the stock dividend was a 1-for-5 reverse stock split. All share and per share prices in this prospectus supplement have been adjusted to reflect the reverse stock split and the stock dividend.

Our common stock is listed on the Nasdaq Capital Market under the symbol “AYRO.” On July 29, 2020, the last reported sale price of our common stock was $4.48 per share.

Investing in our securities involves a high degree of risk. These risks are discussed in this prospectus under “Risk Factors” beginning on page 15 and in our most recent Annual Report on Form 10-K and in the Form S-4, which are incorporated by reference in this prospectus, as well as in any other recently filed quarterly or current reports and, if any, in any applicable prospectus supplement.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                         , 2020

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC using a “shelf” registration process. The selling stockholders named in this prospectus may resell, from time to time, in one or more offerings, the common stock offered by this prospectus. Information about the selling stockholders may change over time. When the selling stockholders sells shares of common stock under this prospectus, we will, if necessary and required by law, provide a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add to, update, modify or replace information contained in this prospectus. If a prospectus supplement is provided and the description of the offering in the prospectus supplement varies from the information in this prospectus, you should rely on the information in the prospectus supplement. You should carefully read this prospectus and the accompanying prospectus supplement, if any, along with all of the information incorporated by reference herein and therein, before making an investment decision.

You should rely only on the information contained or incorporated by reference in this prospectus or any applicable prospectus supplement. We have not, and the selling stockholders have not, authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. This prospectus is not an offer to sell, nor are the selling stockholders seeking an offer to buy, the shares offered by this prospectus in any jurisdiction where the offer or sale is not permitted. No offers or sales of any of the shares of common stock are to be made in any jurisdiction in which such an offer or sale is not permitted. You should assume that the information contained in this prospectus or in any applicable prospectus supplement is accurate only as of the date on the front cover thereof or the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any applicable prospectus supplement or any sales of the shares of common stock offered hereby or thereby.

You should read the entire prospectus and any prospectus supplement and any related issuer free writing prospectus, as well as the documents incorporated by reference into this prospectus or any prospectus supplement or any related issuer free writing prospectus, before making an investment decision. Neither the delivery of this prospectus or any prospectus supplement or any issuer free writing prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement or issuer free writing prospectus is correct as of any date subsequent to the date hereof or of such prospectus supplement or issuer free writing prospectus, as applicable. You should assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

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CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements. All statements other than statements of historical fact contained herein, including statements regarding our business plans or strategies, projected or anticipated benefits or other consequences of our plans or strategies, projected or anticipated benefits from acquisitions to be made by us, or projections involving anticipated revenues, earnings or other aspects of our operating results, are forward-looking statements. Words such as “anticipates,” “assumes,” “believes,” “can,” “could,” “estimates,” “expects,” “forecasts,” “guides,” “intends,” “is confident that,” “may,” “plans,” “seeks,” “projects,” “targets,” and “would,” and their opposites and similar expressions, as well as statements in future tense, are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and may not be accurate indications of when such performance or results will actually be achieved. Forward-looking statements are based on information we have when those statements are made or our management’s good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:

●	we have had a history of losses and have never been profitable, and we expect to incur additional losses in the future and may never be profitable;

●	the market for our products is developing and may not develop as expected;

●	our business is subject to general economic and market conditions;

●	our business, results of operations and financial condition may be adversely impacted by public health epidemics, including the recent COVID-19 outbreak;

●	our limited operating history makes evaluating our business and future prospects difficult and may increase the risk of any investment in our securities;

●	we may experience lower-than-anticipated market acceptance of our vehicles;

●	developments in alternative technologies or improvements in the internal combustion engine may have a materially adverse effect on the demand for our electric vehicles;

●	the markets in which we operate are highly competitive, and we may not be successful in competing in these industries;

●	a significant portion of our revenues are derived from a single customer;

●	we rely on and intend to continue to rely on a single third-party supplier for the sub-assemblies in semi-knocked-down for all of our vehicles;

●	we may become subject to product liability claims, which could harm our financial condition and liquidity if we are not able to successfully defend or insure against such claims;

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●	the range of our electric vehicles on a single charge declines over time, which may negatively influence potential customers’ decisions whether to purchase our vehicles;

●	increases in costs, disruption of supply or shortage of raw materials, in particular lithium-ion cells, could harm our business;

●	our business may be adversely affected by labor and union activities;

●	we will be required to raise additional capital to fund our operations, and such capital raising may be costly or difficult to obtain and could dilute our stockholders’ ownership interests, and our long-term capital requirements are subject to numerous risks;

●	increased safety, emissions, fuel economy, or other regulations may result in higher costs, cash expenditures, and/or sales restrictions;

●	we may fail to comply with environmental and safety laws and regulations;

●	our proprietary designs are susceptible to reverse engineering by our competitors;

●	if we are unable to protect the confidentiality of our trade secrets or know-how, such proprietary information may be used by others to compete against us;

●	should we begin transacting business in other currencies, we would be subject to exposure from changes in the exchange rates of local currencies;

●	we are subject to governmental export and import controls that could impair our ability to compete in international market due to licensing requirements and subject us to liability if we are not in compliance with applicable laws;

●	our expected use of proceeds from this offering; and

●

other factors discussed in this prospectus and the documents incorporated by reference herein, including those set forth under “Risk Factors” in our Registration Statement on Form S-4 filed with the SEC on February 14, 2020, as amended on April 24, 2020 (the “Form S-4”).

We have included important factors in the cautionary statements included in this prospectus and the documents we incorporate by reference herein, including from the Form S-4, particularly in the “Risk Factors” sections of these documents, that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. No forward-looking statement is a guarantee of future performance.

You should read this prospectus and the documents that we incorporate by reference herein completely and with the understanding that our actual future results may be materially different from what we expect. The forward-looking statements in this prospectus and the documents we incorporate by reference herein represent our views as of the date of this prospectus. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this prospectus.

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PROSPECTUS SUMMARY

This summary provides an overview of selected information contained elsewhere or incorporated by reference in this prospectus and does not contain all of the information you should consider before investing in our securities. You should carefully read the prospectus, the information incorporated by reference and the registration statement of which this prospectus is a part in their entirety before investing in our securities, including the information discussed under “Risk Factors” in this prospectus and the documents incorporated by reference and our financial statements and notes thereto that are incorporated by reference in this prospectus. Some of the statements in this prospectus and the documents incorporated by reference herein constitute forward-looking statements that involve risks and uncertainties. See information set forth under the section “Special Note Regarding Forward-Looking Statements.”

On May 28, 2020, pursuant to the previously announced Agreement and Plan of Merger, dated December 19, 2019 (the “Merger Agreement”), by and among AYRO, Inc., a Delaware corporation previously known as DropCar, Inc. (“we,” “us,” “our” or the “Company”), ABC Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”), and AYRO Operating Company, Inc., a Delaware corporation previously known as AYRO, Inc. (“AYRO Operating”), Merger Sub was merged with and into AYRO Operating, with AYRO Operating continuing after the merger as the surviving entity and a wholly owned subsidiary of the Company (the “Merger”). In this prospectus, unless the context otherwise requires, references to “we,” “us,” “our,” “our company” and “AYRO” refer to AYRO, Inc. and its subsidiaries.

Overview

We design and manufacture compact, sustainable electric vehicles for closed campus mobility, urban and community transport, local on-demand and last mile delivery, and government use. Our three- and four-wheeled purpose-built electric vehicles are geared toward commercial customers including universities, last mile delivery services and food service providers.

Our Products

AYRO vehicles provide the end user an environmentally friendly alternative to internal combustion engine vehicles (cars powered by gasoline or diesel oil), for light duty uses, including low-speed logistics, maintenance and cargo services, at a lower total cost.

AYRO Club Car 411

The AYRO Club Car 411 (the “AYRO 411 Fleet”) is a family of electric, four-wheel compact, light-duty utility trucks sold exclusively through AYRO’s contracted partner, Club Car, as part of a global multi-year sustainability solution development, sales and marketing agreement. Each of the AYRO 411 Fleet of vehicles is classified as a street legal low speed vehicle (“LSV”), defined as a four-wheeled motor vehicle, other than an all-terrain vehicle, that is capable of reaching speeds of at least 20 miles per hour (“mph”) but not greater than 25 mph, with a gross vehicle weight rating of less than 3,000 pounds and meets the safety standards in Title 49 of the U.S. Code of Federal Regulations, section 571.50.

The AYRO 411 Fleet has an expected range of up to 50 miles and a maximum speed range of 25 mph (or 40 kilometers per hour), in line with the United States Department of Transportation (“USDOT”) regulations for low-speed vehicles and with most state statutes, which typically limit the speed of LSVs to 25 mph on 35 mph posted roads. The current AYRO 411 Fleet includes:

● the 411 Flatbed truck, which provides drivers with considerable versatility of use;

● the 411 Pickup truck, which is ideal for hauling; and

● the 411 Cargo Van Box, a fully enclosed cargo box.

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The AYRO 411 Fleet has zero gas emissions, a recharge capability of up to six to eight hours using 120V/20A outlets and has a payload capacity of up to 1,100 pounds. AYRO estimates that the AYRO 411 Fleet’s operating costs are approximately 50% lower per year compared to similarly sized gas-powered trucks/vans. Vehicles in the AYRO 411 Fleet are equipped with:

● reinforced steel (coated) chassis houses the motor, controller and enclosed battery operating system;

● auto-grade suspension with Transverse Leaf Spring on the front and horizontal spring with coil-over shock in the rear;

● power assisted steering;

● street legal if registered/licensed per standard vehicles by dealer or user;

● multi-point, anchored DOT compliant safety harnesses for driver and passenger;

● a standard back-up camera (appears on larger LCD display – see below);

● a standard 7-inch (17.7 centimeter) LCD display;

● a standard manual parking break;

● four-wheel all-disk braking system and corrosion resistant body panels; and

● heating and ventilation systems in the cabin of the truck.

With its low speed, zero-emissions, and cost-effectiveness, the AYRO 411 Fleet seeks to satisfy the needs of a variety of customers, including university and college campuses, retailers, airports and ports, business parks and campuses, warehouses, production facilities, resorts and theme parks, apartments and condos.

AYRO 311 Autocycle

The AYRO 311 Autocycle (the “AYRO 311”) is a compact, light-duty street-legal electric vehicle with a maximum speed of up to 50 mph. Strategically engineered with USDOT-compliant automotive parts, the AYRO 311 is built to a high-performance standard, has standard automotive controls and does not require any special licenses or conditions in order to drive. Like the AYRO 411 Fleet, it has a range of up to 50 miles, has zero gas emissions and a recharge capability of up to six to eight hours using 120V/20A and its operating costs are estimated to be approximately 50% lower per year compared to gas-powered vehicles.

AYRO 311’s equipment includes:

● a standard back-up camera, a standard 7-inch (17.7 centimeter) LCD display;

● a standard manual parking break; enclosed and corrosion resistant body panels;

● heating, ventilation, and fan systems in the cabin of the vehicle;

● standard automotive controls including foot accelerator and brake pedals;

● a USDOT-approved windshield, a windshield wiper and washer system;

● a driver’s 3-point safety belt and a passenger’s 4-point safety belt; warning flashers;

● AM and FM radio;

● Bluetooth capabilities;

● a GPS system; and

● an SD card slot.

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With its automotive-style controls (a steering wheel and foot pedals), the AYRO 311 drives like a regular car and accommodates the average consumer and is designed for neighborhood food delivery, last mile delivery, parking enforcement and urban dwellers. More specifically, this product targets urban dwellers due to its compact size in dense urban environments. The AYRO 311 also targets commercial customers, such as neighborhood food and product delivery fleets, gated communities, country clubs, and colleges and universities due to its highly customizable appearance with a range of brand and logo wraps, spot graphics, and color options (glossy white or athletic red), its compact design and ability to go virtually anywhere. The AYRO 311 also targets municipalities and facilities as customers for use in parking enforcement, special events, and public safety.

AYRO 511 (Concept)

AYRO is currently investigating and researching the concept vehicle, the AYRO 511, a new full-time four-wheel drive electric vehicle. The AYRO 511 is expected to have 13 inches (33 centimeters) of clearance and enhanced stability in a diverse array of terrains and seasons. Additionally, the truck will be designed to operate with an automotive-style drive system, cutting driving noise down to a minimum.

Additional Models and Vehicles

AYRO is currently in discussions with Club Car regarding a variety of new models and vehicles.

Manufacturing and Supply Chain

Manufacturing Agreement with Cenntro

In 2017, AYRO partnered with Cenntro Automotive Group, Ltd. (“Cenntro”), which operates a large electric vehicle factory in the automotive district in Hangzhou, China, in a supply chain agreement to provide sub-assembly manufacturing services. Through the partnership, Cenntro acquired nineteen percent (19%) of AYRO’s common stock. Cenntro beneficially owned approximately 13.7% as of December 31, 2019. Cenntro owns the design of the AYRO 411 Fleet vehicles and has granted AYRO an exclusive license to purchase the AYRO 411 Fleet vehicles for sale in North America.

Under AYRO’s Manufacturing License Agreement with Cenntro (the “MLA”), in order for AYRO to maintain its exclusive territorial rights pursuant to the MLA, for the first three years after the effective date of April 27, 2017, AYRO must meet the following minimum sale requirements: (i) a minimum of 300 units sold by the first anniversary of the effective date of the MLA; (ii) a minimum of 800 units sold by the second anniversary of the effective date of the MLA; and (iii) a minimum of 1,300 units sold by the third anniversary of the effective date of the MLA. Cenntro will determine the minimum sale requirements for the years thereafter. Should any event of default occur, the other party may terminate the MLA by providing written notice to the defaulting party, who will have 90 days from the effective date of the notice to cure the default. Unless waived by the party providing notice, a failure to cure the default(s) within the time 90-day time frame will result in the automatic termination of the MLA. Events of default under the MLA include a failure to make a required payment when due, the insolvency or bankruptcy of either party, the subjection of either party’s property to any levy, seizure, general assignment for the benefit of creditors, and a failure to make available or deliver the products in the time and manner provided for in the MLA.

Cenntro is also being used to perform sub-assembly manufacturing of the AYRO 311. AYRO imports semi-knocked-down vehicle kits from Cenntro for both the 411 and 311 models. The vehicle kits are received through shipping containers by AYRO’s assembly facility in Round Rock, Texas. The vehicles are then assembled with limited customization requirements per order. As such, the partnership with Cenntro allows AYRO to scale manufacturing operations without significant investment in capital expenditures, and therefore bring products to market rapidly.

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AYRO currently occupies 24,000 square feet of manufacturing space configured in a “U”-shaped assembly line with multiple stations per vehicle. AYRO’s manufacturing space allows multiple assembly lines plus adequate raw material storage. The chart below indicates the number of vehicles and assembly time required for each. Assembly time also includes USDOT quality checks and testing as the final step of the assembly process. Additionally, the number of vehicles indicated below assumes a single shift. AYRO believes that its volumes could be doubled per line by adding a second shift that would operate from 4pm to midnight.

Vehicle	Assembly time (Man-Hours)	Vehicles assembled per month
AYRO 411	12.0	200
AYRO 311	14.0	200
AYRO 311x (estimated)	15.0	200

Master Procurement Agreement with Club Car

In March 2019, AYRO entered into a five-year Master Procurement Agreement (the “MPA”) with Club Car for the sale of AYRO’s four-wheeled vehicles. The MPA grants Club Car the exclusive right to sell the AYRO 411 Fleet in North America, provided that Club Car orders a mutually agreed on number of AYRO vehicles per year. Under the terms of the MPA, AYRO receives orders from Club Car dealers for vehicles of specific configurations, and AYRO invoices Club Car once the vehicle has shipped. The MPA has an initial term of five years commencing January 1, 2019 and may be renewed by Club Car for successive one-year periods upon 60 days’ prior written notice. AYRO also agreed to collaborate with Club Car on developing new products similar to the AYRO 411 Fleet and improvements to existing products, and AYRO granted Club Car a right of first refusal to purchase similar commercial utility vehicles which AYRO develops during the term of the MPA. AYRO is currently engaged in discussions with Club Car to develop additional products to be sold by Club Car in Europe and Asia, but there can be no assurance that these discussions will be successful. Pursuant to the MPA, AYRO also granted Club Car a right of first refusal in the event that AYRO intends to sell 51% or more of its assets or equity interests, which right of first refusal is exercisable for a period of 45 days following AYRO’s delivery of an acquisition notice to Club Car.

Strategic Partnership with Autonomic

Additionally, AYRO is developing a technology platform that can be deployed to any vehicle as additional value-add subscriptions offered directly to the end customer. AYRO has partnered with Autonomic, a wholly-owned subsidiary of Ford Smart Mobility LLC, to collect vehicle health, use and location information (telematics) in its transportation mobility cloud and produce purpose-built information back to AYRO, customers and fleet operators, generating an additional revenue stream. Working together, the companies aim to develop a range of services to enable mobility applications for AYRO’s line of vehicles which power everything from moving products and equipment to people and last-mile delivery services.

Engineering Development and Production Process Validation

As a baseline, AYRO’s product development and engineering efforts align with the Society of Automotive Engineering (“SAE”) J2258_201611 standards for Light Utility Vehicles. The J2258 standard provides key compliance criteria for Gross Vehicle Weight Rating (“GVWR”), occupant protection and safety restraint systems, lateral and longitudinal stability, center of gravity and operating controls, among others. AYRO’s test validation and inspection standards follow Federal Motor Vehicle Safety Standards (“FMVSS”) 49 CFR 571.500 for LSVs with the additions of SAE J585 and FMVSS 111 for rear visibility, lighting, signaling, reflectors, changes in direction of movement, back-up camera response timing and field of view.

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AYRO’s development standards and test compliance validation processes are supported by a variety of test documentation including supplier self-reporting, third party laboratory test reports and regional compliance validation with the California Air Resource Board (“CARB”) for speed, range and environmental performance.

AYRO’s production system follows a lean, cell-based, manufacturing model. The process involves the following five sequential cells: (1) cab preparation, (2) chassis preparation, (3) system integration and testing, (4) final assembly and integration test, and (5) QA & FMVSS Compliance. Assembly quality and shift efficiency metrics are measured daily by AYRO production staff at end of every shift.

AYRO maintains a certification and compliance check list for each vehicle. AYRO’s three and four-wheeled vehicles use an automotive style steering wheel, turn signal stalk, headlight, running light and reverse light controls, a multi-speed windshield wiper and washer and an accelerator and brake pedal consistent with controls employed in standard passenger cars. As the AYRO 311 and AYRO 411 are direct drive vehicles, there is no stick shift, clutch, paddle shift, or belt driven CSV (continuously variable) transmission needed to operate the vehicles within the intended torque band and speed range. Accordingly, AYRO’s vehicles are homologated under existing U.S., state and local LSV requirements and the corresponding motorcycle and autocycle requirements under 49 CFR 571.3.

The Industry and AYRO’s Competitive Position

The U.S. electric vehicle market is expected by many commentators to increase dramatically over the next decade, driven by factors such as the country’s increasingly urbanized population, the significant cost of owning and operating gas-powered vehicles, the growing global awareness of the damaging effects of pollution and greenhouse gas emissions, and rising investment in clean technology and supporting infrastructure.

A segment of the electric vehicle market, low speed electric vehicles (“LSEVs”)—which are LSVs but cannot be powered by gas or diesel fuel—are growing increasingly popular as eco-friendly options for consumers and commercial entities. LSEVs run on electric motors fueled by a variety of different batteries, such as lithium ion, molten salt, zinc-air and various nickel-based designs.

In 2017, the global LSEV market was valued at approximately $2,395 million, according to Allied Market Research, and global sales of LSEVs have only continued to grow over the past two years, with sales expected to reach 1.5 million units in 2021. According to the Low Speed Electric Vehicles Market report conducted by Market Study Report, over the next five years, the LSEV market is expected to register a 10.8% compound annual growth rate in terms of revenue, with the global market size expected to reach $8,870 million by 2024, up from $4,790 million in 2019.

Trends Driving the Need for Electric Vehicles

Trends such as increasingly stringent government regulations aimed toward reducing vehicle emissions, growing urban populations, and social pressure to adopt sustainable lifestyles all create a demand for more ecologically and economically sustainable methods of transportation. This demand continues to spur technological advancements and LSEV market growth.

Incentivizing Effect of Government Rules and Regulations. Expanding rules and regulations governing vehicle emissions have contributed to growth in the LSEV market. In particular, the U.S., Germany, France, and China have implemented stringent laws and regulations governing vehicular emissions, requiring automobile manufacturers to use advanced technologies to combat high-emission levels in vehicles. To incentivize clean-energy use, many governments are increasingly instituting substantial incentives for consumers to purchase electric vehicles, such as:

● tax credits, rebates, and exemptions; reduced vehicle registration fees;

● reduced utility rates; and

● parking incentives.

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Further, governments are establishing infrastructure benchmarks to support the growth of the electric vehicle industry.

A prime example of government involvement in developing the electric vehicle industry, a recent New Jersey bill aims to have 330,000 electric vehicles on state roads by the end of 2024 and a total of 2 million by 2035. To facilitate this goal, the bill calls for the state to have 400 fast-charging stations and another 1,000 slow-charging stations, both by 2025. Thirty percent of all apartment, condo and townhouse developments in New Jersey would need to have chargers by 2030, while half of all franchise hotels would need to have chargers by 2050. As the network of government rules and regulations expands, so too should investment in the research and development of LSEV technology and infrastructure.

Urbanization on the Rise. According to the U.N., in 2015, 55% of the world’s population was urban, and by 2050, it is estimated that this percentage will increase to 68%. As the world population continues to urbanize, a growing number of consumers are expected to seek alternatives, such as LSEVs, to internal combustion engine vehicles in order to save money and space in congested city streets.

Increasing Sense of Social Responsibility. In tandem with governmental efforts to curb pollution and encourage more sustainable transportation practices, consumers face increasing social pressure to adopt eco-friendly lifestyles. As this demand grows, the LSEV market should continue to develop.

Target Markets

The multipurpose applications and clean energy use of LSEVs make them popular across a wide array of industries and customers, including college and university campuses, resorts and hotels, corporate parks, hospitals, warehouses, individual consumers, last mile delivery service providers, municipalities, and the food service industry. A number of these market segments, and AYRO’s competitive position within them, are discussed in greater detail below.

Universities. LSEVs are growing increasingly common on university and college campuses due to a number of factors. LSEVs fulfill the versatile needs of campuses better than golf carts or standard combustion vehicles because, not only does LSEVs’ low speed threshold promote safer driving among pedestrians, the vehicles are also street legal with on-road safety features, enabling drivers to drive on roads and free up pedestrian space along sidewalks and smaller pathways. Additionally, the significantly reduced carbon imprint of LSEVs compared to internal combustion engine vehicles appeal to environmentally aware students and professors looking to promote environmental sustainability on campus. By transitioning from internal combustion engine vehicles to LSEVs, campuses should be able to reduce significantly the costs spent on fuel, oil, parts, and maintenance. AYRO’s vehicles, particularly the AYRO 411 Fleet, provide all of these benefits to university and college campuses. AYRO estimates that in the U.S., there are over 1,800 higher education campuses with over 10,000 students each with over 400 on-campus vehicles that are ideal targets for the AYRO 411 Fleet as campuses transition from fossil-fueled campus fleet vehicles to EVs.

Food Delivery Services. As the millennial generation assumes a more substantial portion of the consumer population, customers increasingly favor convenience and timeliness, spurring dramatic growth in online ordering and delivery services across a wide swath of industries, including food delivery and restaurant ordering services. Food delivery sales are anticipated to increase over 20% per year, culminating in an expected $365 billion worldwide by 2030, according to Upserve. Upserve further estimates that approximately 60% of U.S. consumers report that they order delivery or takeout at least once a week. Within the next decade, potentially over 40% of restaurant sales will be attributable to delivery services, according to Morgan Stanley.

In its market research, AYRO has determined that delivery services, including restaurants using the AYRO 311 as a delivery vehicle rather than outsourcing delivery to third party services, have reduced their delivery costs by up to 50%. Delivery service companies using the AYRO 311 as an in-house delivery vehicle rather than outsourcing delivery are also better equipped to manage the customer experience and maintain customer relationships and data.

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Last Mile Delivery Service. Retail focus on last mile delivery—the movement of goods from a transportation hub to the final delivery destination—has grown exponentially over the past few years due to the rise in online ordering and e-commerce. Consumers’ ability to pick and choose products based on delivery speed and availability makes last mile delivery a key differentiator among retailers. Last mile delivery provides retailers timelier and more convenient delivery options not offered by the main three shipping services in the U.S. (the U.S. Postal Service, FedEx, and UPS). Additionally, given the increasing designation of low emission zones in urban centers, retailers will need to continue to deploy eco-friendly vehicles. Retailers will likely expand the use of LSEV fleets to make deliveries in low emission zones due to their zero gas emissions and lower price than competing electric vehicles. AYRO expects that the AYRO 411 Fleet, with its variety of cargo bed options ideal for hauling and delivery and its low price point, should stand out among the competition. Additionally, the AYRO 311 autocycle is ideal for short point-destination deliveries for smaller packages and urgent urban courier-style deliveries.

Municipalities. As more city governments adopt regulations geared toward reducing pollution from vehicles, cities are increasingly looking to replace their municipal vehicles with zero-emission fleets. Such fleet overhauls, however, can be costly. LSEVs are a cheaper and more practical option for cities daunted by the cost of standard electronic vehicles. AYRO’s LSEVs have both on and off-road capabilities, making them particularly versatile for municipalities.

On-Road and Personal Transportation. LSEVs offer a feasible and practical method of transportation, especially in urban centers. Because AYRO’s LSEVs are street-legal, they offer city dwellers a more sustainable, cost-efficient, easily maneuverable, compact and light weight option compared to internal combustion engine vehicles. AYRO LSEVs also offer a variety of specifications and equipment, meaning that consumers do not have to sacrifice comfort or convenience.

Market Considerations

AYRO primarily focuses on the LSEV North American market, which is highly competitive and constitutes 28% of the global LSEV market according to Wise Guy Reports. AYRO has examined various considerations with regard to the AYRO’s market impact, including cost comparisons to existing vehicles in the market, market validation and target commercial markets.

Competition

The worldwide automotive market, particularly for economy and alternative fuel vehicles, is highly competitive, and AYRO expects it will become even more so in the future. Other manufacturers have entered the three-wheeled vehicle market, and AYRO expects additional competitors to enter this market within the next several years. As the LSEV market grows increasingly saturated, AYRO expects to experience significant competition. The most competitive companies in the global LSEV market include HDK Electric Vehicles, Bradshaw Electric Vehicles, Textron Inc., Polaris Industries, Yamaha Motors Co. Ltd., Ingersoll Rand, Inc., Speedway Electric, AGT Electric Cars, Bintelli Electric Vehicles and Ligier Group. AYRO’s relationship with Club Car, a division of Ingersoll Rand, Inc., gives AYRO a strong competitive advantage. Despite this fact, many of the other competitors listed above have significantly greater financial, technical, manufacturing, marketing and other resources than AYRO and may be able to devote greater resources to the design, development, manufacturing, distribution, promotion, sale and support of their products. Many of these competitors modify an existing fossil-fuel powered golf cart to meet utility and commercial needs for an all-electric commercial utility vehicle, unlike the AYRO 411 Fleet, which was engineered, designed and produced as a portfolio of electric, light duty trucks and vans.

When compared to internal combustion engine vehicles, AYRO’s vehicles are significantly more attractive based on tax, title and license fees and CO2 emissions. Compared to a standard Ford F150 (gasoline) pickup truck (2.7 liter), the AYRO 411 Fleet provides an approximate 49% reduction in operating expenses and an approximate 100% reduction in CO2 emissions (if renewed energy is used to charge the AYRO vehicles, an increasing trend for most higher education campuses and government facilities). Compared to a Nissan Versa (gasoline) four cylinder (1.6 liter) sub-compact car, the AYRO 311 provides a similarly drastic reduction in operating expenses and CO2 emissions. Additionally, the AYRO 311’s starting manufacturer suggested retail price (“MSRP”) is $9,999. Arcimoto and SOLO market three-wheeled electric vehicles with starting MSRPs of $19,900 and $15,888, respectively.

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AYRO’s most closely-matched competitor in the LSEV industry is Polaris Gem (“Gem”), an LSEV manufacturer that manufactures products designed for applications similar to AYRO’s. Gem offers three passenger vehicle models and two utility vehicle models. Although Gem’s GEM el XD model, which is similar to vehicles in the AYRO 411 Fleet, has a lower starting MSRP than the AYRO 411 Fleet, the GEM el XD would need to be highly configured to match the standard AYRO 411 Fleet features and, with such configuration, would exceed the base MSRP of each vehicle in the AYRO 411 Fleet. The AYRO 411 Fleet has a greater pick-up bed and van box capacity that the GEM el XD, in addition to 13% more horsepower and a 48% better turning radius, allowing drivers of the AYRO 411 Fleet to execute maneuvers in tighter spaces than they would using the GEM el XD.

AYRO expects competition in its industry to intensify in the future in light of increased demand for alternative fuel vehicles, continuing globalization and consolidation in the worldwide automotive industry. Factors affecting competition include product quality and features, innovation and development time, pricing, reliability, safety, customer service and financing terms. Increased competition may lead to lower vehicle unit sales and increased inventory, which may result in downward price pressure and may adversely affect AYRO’s business, financial condition, operating results and prospects. AYRO’s ability to successfully compete in its industry will be fundamental to its future success in existing and new markets and its market share. There can be no assurances that AYRO will be able to compete successfully in its markets. If AYRO’s competitors introduce new cars or services that compete with or surpass the quality, price or performance of AYRO’s vehicles or services, AYRO may be unable to satisfy existing customers or attract new customers at the prices and levels that would allow AYRO to generate attractive rates of return on its investment. Increased competition could result in price reductions and revenue shortfalls, loss of customers and loss of market share, which could harm AYRO’s business, prospects, financial condition and operating results.

AYRO’s Strategy

AYRO’s goal is to continue to develop and commercialize automotive-grade, sustainable electric transportation solutions for the markets and use cases that AYRO believes can be well served by AYRO’s purpose-built, street legal and road-ready electric vehicles. AYRO’s business strategy includes the following:

● Leverage the relationship with Club Car to expand AYRO’s product portfolio and increase its customer base. AYRO is working on and has plans to expand its current electric transportation solutions portfolio in collaboration with Club Car. This plan includes next generation light duty trucks and new purpose-driven electric vehicles. Additionally, AYRO is collaborating with Club Car’s sales and marketing teams to expand adoption of its vehicles in the United States and intends to expand its geographical footprint within Club Car’s global distribution and channel network.

● Rapidly scale up AYRO’s operations to achieve growth. AYRO intends to direct resources to scale up AYRO’s operations, which AYRO believes is needed to increase its revenue, including expanding and optimizing its automotive component supply chain and AYRO’s flow-based assembly operations in Round Rock, Texas. Further, AYRO plans to expand sales territories and add distribution channels, forming strategic partnerships to build-out its whole product offering and to access additional sales channels or to accelerate product adoption for particular vertical markets, building AYRO’s brand, and increasing manufacturing capacity to produce higher volumes of electric vehicles.

● Identify defined markets and use cases which are currently under-served but represent sizable market opportunity sub-sets of the electric vehicle market and focus development efforts on road-ready autocycles and other purpose-built electric vehicles to address such markets. AYRO is currently developing a new series of automotive-grade autocycles, engineered and optimized to meet targeted use cases such as last mile and urban delivery. AYRO is also working on Club Car’s next generation, electric light duty trucks and developing a new purpose-built vehicle with Club Car. AYRO intends to direct resources to advance the development of such purpose-built transportation solutions which AYRO believes will allow the company to address currently underserved, yet growing markets, that are application specific. AYRO believes that AYRO’s all-electric transportation solutions, such as its compact, lightweight and maneuverable campus and urban vehicles, can benefit targeted geographical and vertical customers by offering lower annual/lifetime total cost of ownership for zero emissions/zero carbon footprint vehicles.

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● Invest in research and development and qualification of sensors, cameras, software and mobility services seeking to enhance the value of using AYRO’s electric vehicles and to derive incremental potential revenue streams for AYRO and its partner ecosystem. AYRO intends to integrate radio frequency-enabled hardware and develop data collection, communication processes and mobility services in collaboration with Autonomic. AYRO and Autonomic plan to develop a technology platform that collects vehicle health, use and location information (telematics) into its transportation mobility cloud and produces purpose-built information back to AYRO, customers and fleet operators, the subscription to which can be offered to the end customers which AYRO believes will enhance the value of using AYRO’s electric vehicles and provide additional revenue stream.

Reverse Stock Split and Stock Dividend

Effective as of 6:05 pm Eastern Time on May 28, 2020, we filed an amendment to our certificate of incorporation to effect a reverse stock split of the issued and outstanding shares of our common stock, at a ratio of one share for ten shares (the “Reverse Stock Split”). Immediately following the Reverse Stock Split, we issued a stock dividend of one share of the Company’s common stock for each outstanding share of common stock to all holders of record immediately following the effective time of the Reverse Stock Split (the “Stock Dividend”). The net result of the Reverse Stock Split and the Stock Dividend was a 1-for-5 reverse stock split. We made proportionate adjustments to the per share exercise price and/or the number of shares issuable upon the exercise or vesting of all stock options, restricted stock units (if any) and warrants outstanding as of the effective times of the Reverse Stock Split and the Stock Dividend in accordance with the terms of each security based on the split or dividend ratio (i.e., the number of shares issuable under such securities has been divided by ten and multiplied by two, and, in the case of stock options and warrants, the exercise or conversion price per share has been multiplied by ten and divided by two). Also, we reduced the number of shares reserved for issuance under our equity compensation plans proportionately based on the split and dividend ratios. Except for adjustments that resulted from the rounding up of fractional shares to the next whole share, the Reverse Stock Split and Stock Dividend affected all stockholders uniformly and did not change any stockholder’s percentage ownership interest in the Company. All share and related option and warrant information presented in this prospectus supplement have been retroactively adjusted to reflect the reduced number of shares outstanding and the increase in share price which resulted from these actions; however, common stock share and per share amounts in the accompanying prospectus and certain of the documents incorporated by reference herein have not been adjusted to give effect to the Reverse Stock Split and the Stock Dividend.

Registered Direct Offerings

In June 2020, we entered into a Securities Purchase Agreement with certain institutional and accredited investors, pursuant to which AYRO agreed to issue and sell in a registered direct offering an aggregate of 2,200,000 shares (the “June 2020 Shares”) of our common stock, par value $0.0001 per share, at an offering price of $2.50 per share, for gross proceeds of approximately $5.5 million before the deduction of fees and offering expenses. The June 2020 Shares were offered by us pursuant to a shelf registration statement on Form S-3 (File No. 333-227858), previously filed with the Securities and Exchange Commission on October 16, 2018, and declared effective by the Securities and Exchange Commission on November 9, 2018.

In July 2020, we entered into a Securities Purchase Agreement with certain institutional and accredited investors, pursuant to which AYRO agreed to issue and sell in a registered direct offering an aggregate of 3,157,895 shares (the “July 2020 Shares”) of our common stock, par value $0.0001 per share, at an offering price of $4.75 per share, for gross proceeds of approximately $15.0 million before the deduction of fees and offering expenses. The July 2020 Shares were offered by us pursuant to a shelf registration statement on Form S-3 (File No. 333-227858), previously filed with the Securities and Exchange Commission on October 16, 2018, and declared effective by the Securities and Exchange Commission on November 9, 2018.

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On July 23, 2020, we entered into a Securities Purchase Agreement with certain institutional and accredited investors, pursuant to which we agreed to issue and sell in a registered direct offering an aggregate of 1,850,000 shares of common stock and the option to purchase 1,387,500 additional shares of common stock through October 19, 2020 (the “July 23, 2020 Shares”) of our common stock, par value $0.0001 per share, at an offering price of $5.00 per share, for gross proceeds of approximately $9.25 million at the initial closing before the deduction of fees and offering expenses (the “July 23 Offering”). The July 23, 2020 Shares were offered by us pursuant to a shelf registration statement on Form S-3 (File No. 333-227858), previously filed with the Securities and Exchange Commission on October 16, 2018, and declared effective by the Securities and Exchange Commission on November 9, 2018.

Financial Results

We are in the process of preparing our results of operations for the quarter ended June 30, 2020. We expect that our consolidated financial statements for the second quarter will become available on or about August 14, 2020. Set forth below are preliminary estimates of certain results of operations that, based on available information to date, we expect to report as of and for the three months ended June 30, 2020.

Our total revenue is expected to be in the range of $280,000 to $300,000 for the three months ended June 30, 2020, a 29% to 24% decrease compared to $396,098 of total revenue for the three months ended June 30, 2019. The decrease was primarily due to delays resulting from the COVID-19 pandemic. Our backlog of firm orders as of June 30, 2020 was approximately $525,000.

Our net loss is expected to be in the range of $(1,600,000) to $(1,800,000) for the three months ended June 30, 2020, a 12% to 1% increase compared to $(1,809,649) of net loss for the three months ended June 30, 2019. The estimated decrease in net loss is primarily due to stock-based compensation expenses incurred during the three months ended June 30, 2019 and not repeated in 2020.

Cash on hand at June 30, 2020 is expected to be $7,900,000, a $7,300,000 increase compared to $641,822 at December 31, 2019. The estimated increase in our cash on hand at June 30, 2020 as compared to December 31, 2019 is based primarily on funding received in connection with the Merger which closed May 28, 2020 and the registered direct offering which closed on June 19, 2020.

The data presented above is preliminary and unaudited, based upon our estimates, and subject to further internal review by our management and compilation of actual results. We have provided ranges for this data primarily because our closing procedures for the quarter ended June 30, 2020 are not yet complete and we have not generated data for the full quarter. Our management’s estimates are based upon monthly information currently available and extrapolation from that information. While we expect that our results will be within these ranges, our actual results may differ materially from these preliminary estimates.

All of the data presented above has been prepared by and is the responsibility of our management. Our independent registered public accounting firm has not audited, reviewed, compiled, or performed any procedures with respect to our accompanying preliminary financial data. Accordingly, our independent registered public accounting firm does not express an opinion or any other form of assurance with respect to this data.

As a result of the foregoing considerations, investors are cautioned not to place undue reliance on this preliminary financial information.

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Corporate Information

We were incorporated in the State of Delaware on December 18, 1997 under the name “Internet International Communications Ltd.” Pursuant to a Certificate of Amendment to our Certificate of Incorporation filed on December 23, 2004, our name was changed to “WPCS International Incorporated.” On January 30, 2018, we completed a business combination with DropCar, Inc., a then privately held Delaware corporation (“Private DropCar”), in accordance with the terms of a merger agreement, pursuant to which a merger subsidiary merged with and into Private DropCar, with Private DropCar surviving as our wholly owned subsidiary (the “2018 Merger”). On January 30, 2018, immediately after completion of the 2018 Merger, we changed our name to “DropCar, Inc.” The 2018 Merger was treated as a reverse merger under the acquisition method of accounting in accordance with U.S. GAAP. In May 2020, we completed the Merger and changed our name to “AYRO, Inc.” Our principal corporate office is located at AYRO, Inc., 900 E. Old Settlers Boulevard, Suite 100, Round Rock, TX 78664, telephone 512-994-4917. Our internet address is https://ayro.com/. Our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and all amendments to those reports, are available to you free of charge through the “Investors” section of our web site as soon as reasonably practicable after such materials have been electronically filed with, or furnished to, the Securities and Exchange Commission. Information contained on our web site does not form a part of this prospectus.

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THE OFFERING

Securities offered by the selling stockholders	Up to 878,680 shares of our common stock, par value $0.0001 per share, including 864,550 shares that may be issued to the selling stockholders upon exercise of the Warrants.

Selling stockholders	All of the shares of common stock are being offered by the selling stockholders named herein. See “Selling Stockholders” on page 17 of this prospectus for more information on the selling stockholders.

Use of proceeds	We will not receive any proceeds from the sale of the common stock offered by the selling stockholders. However, we will receive proceeds from the exercise price of the Warrants if the Warrants are exercised for cash. We intend to use those proceeds, if any, for general corporate purposes. See “Use of Proceeds” on page 16 of this prospectus.

Plan of Distribution	The selling stockholders, or their pledgees, donees, transferees, distributees, beneficiaries or other successors-in-interest, may offer or sell the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling stockholders may also resell the shares of common stock to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions. See “Plan of Distribution” beginning on page 22 of this prospectus for additional information on the methods of sale that may be used by the selling stockholders.

Risk factors	See “Risk Factors” beginning on page 15 and the other information included elsewhere in this prospectus for a discussion of factors you should carefully consider before deciding to invest in our common stock.

NASDAQ trading symbol for common stock	Our common stock is listed on the Nasdaq Capital Market under the symbol “AYRO.”

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RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and to the “Risk Factors” section in the Form S-4, which are incorporated herein by reference, as updated or superseded by the risks and uncertainties described under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus and any prospectus supplement related to a particular offering. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Cautionary Statement Regarding Forward-Looking Statements.”

Risks Related to Our Business

The recent coronavirus outbreak may have a significant adverse effect on our business.

In December 2019, a novel strain of coronavirus, COVID-19, was reported to have surfaced in Wuhan, China and has reached multiple other countries, resulting in government-imposed quarantines, travel restrictions and other public health safety measures in China and such other countries. On March 12, 2020, the WHO declared COVID-19 to be a global pandemic, and the COVID-19 pandemic has resulted in significant financial market volatility and uncertainty in recent months. A continuation or worsening of the levels of market disruption and volatility seen in the recent past could have an adverse effect on our ability to access capital, on our business, results of operations and financial condition, and on the market price of our common stock.

Moreover, the COVID-19 outbreak has caused and continues to cause indeterminable adverse effects on general commercial activity and the world economy, and the Company’s business and results of operations could be adversely affected to the extent that COVID-19 or any other epidemic harms the global economy generally.

We do not yet know the full extent of potential delays or impact on our business or the global economy as a whole. However, any one or a combination of these events could have an adverse effect on the operation of and results from our business operations.

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USE OF PROCEEDS

All shares of our common stock offered by this prospectus are being registered for the accounts of the selling stockholders and we will not receive any proceeds from the sale of these shares. However, we will receive proceeds from the exercise price of the Warrants if the Warrants are exercised for cash. We intend to use those proceeds, if any, for general corporate purposes.

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SELLING STOCKHOLDERS

The selling stockholders named in the table below may from time to time offer and sell pursuant to this prospectus and any applicable prospectus supplement up to 878,680 shares of common stock. This reflects the aggregate number of shares of common stock into which the Warrants are exercisable and the Non-Employee Director Grant.

December 2019 Private Placements of the Pre-Funded Warrants and the Palladium Bridge Warrants (the “December 2019 Private Placements”)

On December 19, 2019, the Company entered into the Merger Agreement with AYRO Operating, pursuant to which a subsidiary of DropCar merged with and into AYRO, with AYRO continuing as a wholly owned subsidiary of DropCar. Simultaneously with the signing of the Merger Agreement, certain accredited investors, including certain stockholders of DropCar, purchased $1.0 million of AYRO’s convertible bridge notes (the “Bridge Notes”) in connection with a bridge loan (the “Bridge Loan”) and agreed to purchase, prior to the Merger, shares of AYRO common stock and warrants for an aggregate purchase price of $850,000 in a private placement (the “$850K Private Placement”), $1.15 million in another private placement (the “$1.15M Private Placement” and, collectively with the $850K Private Placement, the “AYRO Private Placements”) and 1,750,000 shares of AYRO common stock for nominal consideration in the Nominal Stock Subscription. Upon closing of the Merger in May 2020, this debt was converted to equity under the terms of the Merger Agreement.

Pursuant to the $850K Private Placement, on the closing date of the Merger, AYRO Operating issued to Alpha Capital Anstalt (“Alpha”) pre-funded warrants to purchase a total of 286,896 shares of AYRO common stock at an exercise price of $0.000367 per pre-funded warrant share (on a post-Reverse Stock Split and post-Stock Dividend basis). Alpha subsequently exercised the pre-funded warrant to purchase 250,660 of these warrant shares and currently may exercise the pre-funded warrants to purchase an additional 36,236 shares of AYRO common stock. Pursuant to the $850K Private Placement, Alpha was also issued shares of AYRO Operating common stock and warrants to purchase AYRO Operating common stock, which converted, pursuant to their terms or the Merger, into 80,435 shares of AYRO common stock and warrants to purchase a total of 367,331 shares of common stock at an exercise price of $0.7423 per warrant share, respectively (on a post-Reverse Stock Split and post-Stock Dividend basis).

Pursuant to the $1.15M Private Placement, on the closing date of the Merger, AYRO Operating issued to Alpha shares of AYRO Operating common stock, pre-funded warrants to purchase AYRO Operating common stock and warrants to purchase AYRO Operating common stock, all of which converted, pursuant to their terms or the Merger, into 120,359 shares of AYRO common, pre-funded warrants to purchase 429,306 shares of AYRO Operating common stock at an exercise price of $0.000367 per pre-funded warrant share and warrants to purchase 549,665 shares of common stock at an exercise price of $1.3599 per warrant share (on a post-Reverse Stock Split and post-Stock Dividend basis).

Pursuant to the Bridge Loan, on the closing date of the Merger, AYRO Operating issued to Alpha shares of AYRO Operating common stock and warrants to purchase shares of AYRO Operating common stock that converted, pursuant to their terms or the Merger, into 695,645 shares of AYRO common stock and warrants to purchase 695,645 shares of AYRO common stock at an exercise price of $1.1159 per warrant share (on a post-Reverse Stock Split and post-Stock Dividend basis).

Pursuant to an engagement agreement (the “Palladium Advisory Agreement”), dated December 19, 2019, between AYRO Operating and Palladium, AYRO Operating engaged Palladium to (i) act as the non-exclusive placement agent in a private placement of, or similar unregistered transaction involving, equity or equity-linked securities of AYRO to a limited number of institutional, accredited individual or strategic investors, and (ii) serve as AYRO Operating’s non-exclusive advisor in connection with a merger. Palladium served as the non-exclusive placement agent in the Bridge Loan and the AYRO Private Placements. AYRO Operating issued to Palladium warrants to purchase AYRO Operating common stock that converted pursuant to their terms in the Merger into the right to purchase an aggregate of 232,403 shares of AYRO common stock, of which 92,186 related to the $850K Private Placement, at an exercise price of $0.7423 per warrant share, 68,075 related to the $1.15M Private Placement, at an exercise price of $1.3599 per warrant share, and 72,142 related to the Bridge Loan, at an exercise price of $1.1159 per warrant share (on a post-Reverse Stock Split and post-Stock Dividend basis).

February 2020 Private Offering and Concurrent Private Placement of the Penny Warrants (the “February 2020 Offering”)

On February 20, 2020, certain investors of AYRO (the “Noteholders”) agreed to extend a loan in the aggregate amount of $500,000 to AYRO Operating, which loan was evidenced by a Secured Promissory Note dated as of February 20, 2020 (the “Secured Loan”). In connection with the Secured Loan, AYRO entered into a subscription agreement with Alpha, Iroquois Capital Investment Group LLC (“ICIG”) and Iroquois Master Fund, Ltd. (“IMF”), pursuant to which, contingent upon the closing of the Merger and effective immediately thereafter, AYRO agreed to issue and sell warrants to purchase 70,000 shares of AYRO common stock to Alpha, warrants to purchase 12,999 shares of common stock to ICIG and warrants to purchase 17,001 shares of common stock to IMF at an exercise price of $0.01 per share.

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Non-Employee Director Grant

Pursuant to a Change of Control Letter Agreement entered into in January 2020 by and among AYRO and Solomon Mayer (the “Non-Employee Director”), on May 28, 2020, AYRO issued the Non-Employee Director a total of 8,130 shares of AYRO common stock as consideration for his services to the Board of Directors prior to the Merger.

Financial Advisor Warrants

June 2020 Warrants

In June 2020, AYRO entered into a Securities Purchase Agreement with certain institutional and accredited investors, pursuant to which AYRO agreed to issue and sell in a registered direct offering an aggregate of 2,200,000 shares (the “June 2020 Shares”) of common stock of AYRO, par value $0.0001 per share, at an offering price of $2.50 per share, for gross proceeds of approximately $5.5 million before the deduction of fees and offering expenses (the “June Offering”). The June 2020 Shares were offered by AYRO pursuant to a shelf registration statement on Form S-3 (File No. 333-227858), previously filed with the Securities and Exchange Commission on October 16, 2018, and declared effective by the Securities and Exchange Commission on November 9, 2018.

Pursuant to the Palladium Advisory Agreement, upon the closing of the June Offering, we issued to Palladium the June Palladium Warrants to purchase an aggregate of 126,000 shares of our common stock (which equals 7% of the aggregate number of shares sold in the June Offering to investors introduced to us by Palladium) at an exercise price of $2.875 per share (which represents 115% of the offering price per share sold in the June Offering). The June Palladium Warrants are exercisable at any time and from time to time, in whole or in part, following the date of issuance and until June 19, 2025.

Pursuant to our Investment Banking Agreement, dated March 6, 2020, with Spartan, in connection with the June Offering in which Spartan acted as a finder, Spartan was entitled to a fee that included compensation warrants to purchase a number of shares of our common stock equal to 7.5% of the gross proceeds raised in the June Offering to investors introduced to us by Spartan at an exercise price of 110% of the offering price per share sold in the June Offering. We issued to Spartan the June Spartan Warrants to purchase 27,273 shares of our common stock at an exercise price of $2.75 per share. The compensation warrants are immediately exercisable, have a term of five years, contain cashless exercise provisions and piggyback registration rights.

July 2020 Warrants

In July 2020, AYRO entered into a Securities Purchase Agreement with certain institutional and accredited investors, pursuant to which AYRO agreed to issue and sell in a registered direct offering an aggregate of 3,157,895 shares (the “July 2020 Shares”) of common stock of AYRO, par value $0.0001 per share, at an offering price of $4.75 per share, for gross proceeds of approximately $15 million before the deduction of fees and offering expenses (the “July Offering”). The July 2020 Shares were offered by AYRO pursuant to a shelf registration statement on Form S-3 (File No. 333-227858), previously filed with the Securities and Exchange Commission on October 16, 2018, and declared effective by the Securities and Exchange Commission on November 9, 2018.

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Pursuant to the Palladium Advisory Agreement, upon the closing of the July Offering, we issued to Palladium the July Palladium Warrants to purchase an aggregate of 147,368 shares of our common stock (which equals 7% of the aggregate number of shares sold in this offering to investors introduced to us by Palladium) at an exercise price of $5.4625 per share (which represents 115% of the offering price per share sold in this offering). The July Palladium Warrants are exercisable at any time and from time to time, in whole or in part, following the date of issuance and until July 8, 2025.

Pursuant to our Investment Banking Agreement, dated March 6, 2020, with Spartan, in connection with the July Offering in which Spartan acted as a finder, we issued to Spartan the July Spartan Warrants to purchase 71,770 shares of our common stock (which represents a number of shares equal to 7.5% of the gross proceeds raised in this offering to investors introduced to us by Spartan divided by 110% of the purchase price per share sold in this offering) at an exercise price of $5.225 per share (which represents 110% of the offering price per share sold in this offering). The compensation warrants are immediately exercisable, have a term of five years, contain cashless exercise provisions and piggyback registration rights.

On July 23, 2020, AYRO entered into a Securities Purchase Agreement with certain institutional and accredited investors, pursuant to which AYRO agreed to issue and sell in a registered direct offering an aggregate of 1,850,000 shares of common stock and options to purchase 1,387,500 shares of common stock through October 19, 2020 (the “July 23, 2020 Shares”) of common stock of AYRO, par value $0.0001 per share, at an offering price of $5.00 per share, for gross proceeds of approximately $9.25 million before the deduction of fees and offering expenses (the “July 23 Offering”). The July 23, 2020 Shares were offered by AYRO pursuant to a shelf registration statement on Form S-3 (File No. 333-227858), previously filed with the Securities and Exchange Commission on October 16, 2018, and declared effective by the Securities and Exchange Commission on November 9, 2018.

Pursuant to the Palladium Advisory Agreement, upon the closing of the July 23 Offering, we issued to Palladium the July 23 Palladium Warrants to purchase an aggregate of 129,500 shares of our common stock (which equals 7% of the aggregate number of shares sold in this offering to investors introduced to us by Palladium) at an exercise price of $5.75 per share (which represents 115% of the offering price per share sold in this offering). The July 23 Palladium Warrants are exercisable at any time and from time to time, in whole or in part, following the date of issuance and until July 23, 2025.

Relationships with the Selling Stockholders

Each of Alpha, ICIG and IMF have participated in our financings.

Alpha, ICIG and IMF acted as investors in our Secured Loan, the Bridge Loan and the $1.15M Private Placement. Alpha also participated in the $850K Private Placement.

Each of Alpha, ICIG and IMF was an investor in the June Offering, pursuant to which Alpha purchased an aggregate of 800,000 shares of our common stock, ICIG purchased an aggregate of 346,667 shares of our common stock and IMF purchased an aggregate of 453,333 shares of our common stock.

Each of Alpha, ICIG and IMF was an investor in the July Offering, pursuant to which Alpha purchased an aggregate of 1,052,632 shares of our common stock, ICIG purchased an aggregate of 631,579 shares of our common stock and IMF purchased an aggregate of 421,053 shares of our common stock.

Each of Jason Diamond and Robert Malin are affiliated with Spartan. Spartan served as our finder in the June Offering and financial advisor in the July Offering, pursuant to which Spartan received cash and warrant compensation. In connection with the June Offering and the July Offering, each of Jason Diamond and Robert Malin, as designees of Spartan, received Spartan Warrants.

Palladium served as our placement agent and/or financial advisor in connection with the Bridge Loan, the $850K Private Placement, the $1.15M Private Placement, the July Offering and the July 23 Offering.

The Non-Employee Director was a director of AYRO.

Except with respect to the foregoing, none of the selling stockholders has, or within the past three years has had, any position, office or other material relationship with us.

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Information About Selling Stockholder Offering

The following table sets forth the number and percentage of our common stock beneficially owned by the selling stockholders as of July 31, 2020, and assumes exercise of the Warrants, if any, held by such selling stockholders on that date in full for cash, without regard to any limitations on exercises; and thus, the Warrant Shares are deemed to be outstanding and to be beneficially owned by the selling stockholders holding the Warrants, but are not treated as outstanding for the purpose of computing the percentage ownership of any other selling stockholders.

Under the terms of the Warrants, a selling stockholder may not exercise Warrants to the extent that such selling stockholder, together with its affiliates, would beneficially own, after such exercise more than 4.99% of the shares of common stock then outstanding (subject to the right of the selling stockholders to increase or decrease such beneficial ownership limitation upon notice to us, provided that such limitation cannot exceed 9.99%) and provided that any increase in the beneficial ownership limitation shall not be effective until 61 days after such notice is delivered. The number of shares does not reflect this limitation.

The percentage of shares owned after the offering is based on 24,167,549 shares of common stock outstanding as of July 31, 2020. Unless otherwise indicated in the footnotes to this table, we believe that the selling stockholders have sole voting and investment power with respect to the shares of common stock indicated as beneficially owned.

As used in this prospectus, the term “selling stockholders” includes the selling stockholders set forth below and any donees, pledgees, transferees or other successors-in-interest selling shares of common stock received after the date of this prospectus from the selling stockholders as a gift, pledge, or other non-sale related transfer.

The third and fourth column in the table below assume the sale of all of the shares offered by each selling stockholder pursuant to this prospectus and that the selling stockholder does not acquire any additional shares of common stock before the completion of this offering. However, because the selling stockholders may sell all or some of its shares under this prospectus from time to time, or in another permitted manner, we cannot assure you as to the actual number of shares that will be sold by the selling stockholders or that will be held by the selling stockholders after completion of any sales. The selling stockholders may sell some, all or none of their shares in this offering. We do not know how long the selling stockholders will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholders regarding the sale of any of the shares.

	Ownership Before Offering				Ownership After Offering
Selling Stockholders	Number of shares of common stock owned		Maximum Number of shares offered		Number of shares of common stock owned	Percentage of common stock owned
Iroquois Master Fund Ltd. (1)	160,668	(2)	17,001	(3)	143,667	*	%
Iroquois Capital Investment Group LLC (1)	139,333	(4)	12,999	(5)	126,334	*	%
Alpha Capital Anstalt (6)	1,002,646	(7)	106,236	(8)	896,410	3.7%
Palladium Holdings, LLC (9)	1,135,207	(10)	635,271	(11)	499,936	2.0%
Spartan Capital Securities, LLC (12)	99,043	(13)	99,043	(14)	0	*
Solomon Mayer (15)	8,130	(16)	8,130	(17)	0	*

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* Less than 1%

(1) Richard Abbe has the sole authority and responsibility for the investments made on behalf of Iroquois Capital Investment Group LLC (“ICIG”) as its managing member and shares authority and responsibility for the investments made on behalf of Iroquois Master Fund Ltd. (the “Fund”) with Kimberly Page, each of whom is a director of the Fund. As such, Mr. Abbe may be deemed to be the beneficial owner of all shares of common stock held by and underlying the Warrants (subject to the beneficial ownership blockers) held by, the Fund and ICIG. Each of the Iroquois Funds and the selling stockholders disclaims any beneficial ownership of any such shares of common stock, except to the extent of their pecuniary interest therein. The selling stockholder’s address is 125 Park Ave., 25th Fl. NY, NY 10017.

(2) Represents (1) 20,000 shares of common stock, (ii) 123,667 shares of common stock issuable upon exercise of warrants assumed in the Merger, and (iii) 17,001 shares of common stock issuable upon exercise of the Warrants issued pursuant to the Secured Loan.

(3) Represents 17,001 shares of common stock issuable upon exercise of the Warrants issued pursuant to the Secured Loan.

(4) Represents (1) 30,000 shares of common stock, (ii) 96,334 shares of common stock issuable upon exercise of warrants assumed in the Merger, and (iii) 12,999 shares of common stock issuable upon exercise of the Warrants issued pursuant to the Secured Loan.

(5) Represents 12,999 shares of common stock issuable upon exercise of the Warrants issued pursuant to the Secured Loan.

(6) Nicola Feuerstein each has sole voting and dispositive power over the securities held for the account of this selling stockholder. The selling stockholder’s address is Lettstrasse 32, 9490 Vaduz, Principality of Liechtenstein.

(7) Represents (i) 646,745 shares of common stock, (ii) 249,665 shares of common stock issuable upon exercise of certain warrants, and (iii) 106,236 shares of common stock issuable upon the exercise of pre-funded warrants.

(8) Represents (i) 36,236 shares of common stock issuable upon exercise of the Warrants issued in connection with the $850K Private Placement and (ii) 70,000 shares of common stock issuable upon exercise of the Warrants issued pursuant to the Secured Loan.

(9) Joel Padowitz has sole voting and dispositive power over the securities held for the account of this selling stockholder. The selling stockholder’s address is 10 Rockefeller Plaza, #909, New York, NY 10020.

(10) Represents (1) 417,001 shares of common stock, (ii) 232,403 shares of common stock issuable upon exercise of the Palladium Bridge Warrants, (iii) 126,000 shares of our common stock issuable upon exercise of the June Palladium Warrants, (iv) 147,368 shares of our common stock issuable upon exercise of the July Palladium Warrants, (v) 129,500 shares of our common stock issuable upon exercise of the July 23 Palladium Warrants and (vi) 82,935 shares of common stock issuable upon exercise of DropCar warrants.

(11) Represents (i) 232,403 shares of common stock issuable upon exercise of the Palladium Bridge Warrants, (ii) 126,000 shares of our common stock issuable upon exercise of the June Palladium Warrants, (iii) 147,368 shares of our common stock issuable upon exercise of the July Palladium Warrants and (iv) 129,500 shares of our common stock issuable upon exercise of the July 23 Palladium Warrants.

(12) John D. Lowry has sole voting and dispositive power over the securities held for the account of this selling stockholder. The selling stockholder’s address is 45 Broadway, 19th Floor, New York, NY 10006.

(13) Represents (i) 27,273 shares of our common stock issuable upon exercise of the June Spartan Warrants and (iii) 71,770 shares of our common stock issuable upon exercise of the July Spartan Warrants.

(14) Represents (i) 27,273 shares of our common stock issuable upon exercise of the June Spartan Warrants and (ii) 71,770 shares of our common stock issuable upon exercise of the July Spartan Warrants.

(15) Mr. Mayer was a director of the Company prior to the Merger.

(16) Represents 8,130 shares of our common stock issued pursuant to a Change of Control Letter Agreement entered into in January 2020.

(17) Represents 8,130 shares of our common stock issued pursuant to a Change of Control Letter Agreement entered into in January 2020.

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PLAN OF DISTRIBUTION

The selling stockholders, including their pledgees, donees, transferees, distributees, beneficiaries or other successors in interest, may from time to time offer some or all of the shares of common stock covered by this prospectus. We will not receive any of the proceeds from the sale of the shares of common stock covered by this prospectus by the selling stockholders. We will bear all fees and expenses incident to our obligation to register the shares of our common stock covered by this prospectus.

The selling stockholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at privately negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an over-the-counter distribution;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales effected after the effective date of the registration statement of which this prospectus is a part;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending the list of the selling stockholders to include the pledgee, transferee, or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of shares of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

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Broker-dealers engaged by a selling stockholder may arrange for other broker-dealers to participate in sales. If a selling stockholder effects certain transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with applicable Financial Industry Regulatory Authority (“FINRA”) rules; and in the case of a principal transaction a markup or markdown in compliance with applicable FINRA rules.

The aggregate proceeds to a selling stockholder from the sale of the common stock offered by it will be the purchase price of the common stock less discounts or commissions, if any. The selling stockholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. The selling stockholders are subject to the prospectus delivery requirements of the Securities Act.

To the extent required pursuant to Rule 424(b) under the Securities Act, the shares of our common stock to be sold, the name of the selling stockholder, the purchase price and public offering price, the names of any agents, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

The selling stockholders and any other person participating in a sale of the common stock registered under this prospectus will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

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LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Haynes and Boone, LLP, New York, New York.

EXPERTS

The consolidated financial statements of DropCar, Inc. as of and for the year ended December 31, 2019, incorporated by reference in this Registration Statement has been so included in reliance on the report of Friedman LLP, an independent registered public accounting firm, (such report includes an explanatory paragraph regarding the Company’s ability to continue as a going concern), given on the authority of said firm as experts in auditing and accounting.

The balance sheets of AYRO, Inc. as of December 31, 2019 and 2018 and the related statements of income, comprehensive income, stockholders’ equity, and cash flows for the years then ended, have been audited by Plante & Moran, PLLC, independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been included herein in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the informational requirements of the Exchange Act, and in accordance therewith file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC’s website is www.sec.gov.

We make available free of charge on or through our website at https://ayro.com/, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after we electronically file such material with or otherwise furnish it to the SEC.

We have filed with the SEC a registration statement under the Securities Act of 1933, as amended, relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement for free at www.sec.gov. The registration statement and the documents referred to below under “Incorporation of Documents By Reference” are also available on our website, https://ayro.com/,

We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

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INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We specifically are incorporating by reference the following documents filed with the SEC (excluding those portions of any Current Report on Form 8-K that are furnished and not deemed “filed” pursuant to the General Instructions of Form 8-K):

●	our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 30, 2020, as amended by our Annual Report on Form 10-K/A, filed with the SEC on April 10, 2020;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on May 14, 2020

●	our Current Reports on Form 8-K filed with the SEC on February 5, 2020, February 7, 2020 (and as amended on February 14, 2020), February 24, 2020, March 6, 2020, May 15, 2020, May 19, 2020, May 26, 2020, May 28, 2020, May 29, 2020 (and as amended on June 3, 2020), June 19, 2020, July 8, 2020 and July 23, 2020;

●	the following sections from the Form S-4: “Risk Factors,” “Management of the Combined Company,” “Information About AYRO,” “Information About DropCar—Legal Proceedings,” “Principal Stockholders of AYRO and the Combined Company,” “Principal Stockholders of DropCar and the Combined Company” and “Description of DropCar Capital Stock;” and

●	the description of our common stock contained in the “Description of DropCar Capital Stock” in the Form S-4.

All reports and definitive proxy or information statements subsequently filed after the date of this initial registration statement and prior to effectiveness of this registration statement by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, but excluding information furnished to, rather than filed with, the SEC, shall be deemed to be incorporated by reference herein and to be a part hereof from the date such documents are filed.

Any statement contained herein or in any document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of the registration statement of which this prospectus forms a part to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of the registration statement of which this prospectus forms a part, except as so modified or superseded.

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

We will provide without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus (other than an exhibit to these filings, unless we have specifically incorporated that exhibit by reference in this prospectus). Any such request should be addressed to us at:

AYRO, Inc.

Attn: Curtis Smith

900 E. Old Settlers Boulevard, Suite 100

Round Rock, Texas 78664

512-994-4917

You may also access the documents incorporated by reference in this prospectus through our website at https://ayro.com/. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

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878,680 Shares of Common Stock and Shares of Common Stock Underlying Warrants

PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated costs and expenses payable by the registrant expected to be incurred in connection with the issuance and distribution of the common stock being registered hereby (other than underwriting discounts and commissions). All of such expenses are estimates, except for the SEC registration fee.

Amount to be Paid
SEC registration fee	$479.30
Printing fees and expenses	2,000.00
Legal fees and expenses	15,000.00
Transfer agent and registrar fees	1,000.00
Accounting fees and expenses	10,000.00
Miscellaneous	1,000.00
29,479.30
Total	$29,479.30

Each of the amounts set forth above, other than the registration fee, is an estimate.

Item 15. Indemnification of Directors and Officers.

Set forth below is a description of certain provisions of the Company’s Amended and Restated Certificate of Incorporation, as amended to date (the “Certificate of Incorporation”) and Amended and Restated Bylaws, as amended to date (the “Bylaws”), and the Delaware General Corporation Law (the “DGCL”). This description is intended as a summary only and is qualified in its entirety by reference to the Certificate of Incorporation, the Bylaws and the DGCL.

Limitation on Liability of Directors

Article IX of the Certificate of Incorporation and Article VIII of the Bylaws eliminate the personal liability of directors to the Company or the Company’s stockholders for monetary damages for breach of fiduciary duty, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL.

Indemnification and Insurance

In accordance with Section 145 of the DGCL, Article VIII of the Bylaws grants the Company’s directors and officers a right to indemnification for all expenses, liabilities and losses relating to civil, criminal, administrative or investigative actions, suits or proceedings to which they are a party (1) by reason of the fact that such person is or was a director or officer of the Company, or (2) by reason of the fact that such person is or was a director or officer of the Company serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

In addition, Article VIII of the Bylaws provides that directors and officers therein described shall be indemnified to the fullest extent permitted by the DGCL, and if the DGCL is subsequently amended to expand further the indemnification or advancements permitted, then the Company shall indemnify such directors and officers to the fullest extent permitted by the DGCL, as so amended.

The Certificate of Incorporation and the Bylaws authorize the Company to purchase insurance for any director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any expense, liability or loss, whether or not the Company would have the power to indemnify such against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Company shall have the power to indemnify him or her against such liability under the Certificate of Incorporation. The Company intends to maintain insurance coverage for its officers and directors as well as insurance coverage to reimburse the Company for potential costs of its corporate indemnification of directors and officers.

We are also permitted to apply for insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the General Corporation Law of the State of Delaware would permit indemnification.

Item 16. Exhibits.

The following exhibits are filed with this Registration Statement.

The agreements included or incorporated by reference as exhibits to this registration statement contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties were made solely for the benefit of the other parties to the applicable agreement and (i) were not intended to be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (ii) may have been qualified in such agreement by disclosures that were made to the other party in connection with the negotiation of the applicable agreement; (iii) may apply contract standards of “materiality” that are different from “materiality” under the applicable securities laws; and (iv) were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement.

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The undersigned registrant acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this registration statement not misleading.

Exhibit
Number	Description of Document

5.1*	Opinion of Haynes and Boone, LLP
23.1*	Consent of Friedman LLP, independent registered public accounting firm
23.2*	Consent of Plante & Moran, PLLC, independent registered public accounting firm
23.3*	Consent of Haynes and Boone, LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included in Part II of this Registration Statement)

*	Filed herewith.

Item 17. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B (§230.430B of this chapter):

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability of the registrant under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on July 31, 2020.

AYRO, INC.

By:	/s/ Rodney C. Keller, Jr.
Name:	Rodney C. Keller, Jr.
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Rodney C. Keller, Jr. and Curtis Smith, severally, each with full power to act alone and without the others, his true and lawful attorney-in-fact, with full power of substitution, and with the authority to execute in the name of each such person, any and all amendments (including without limitation, post-effective amendments) to this registration statement, and to file such registration statements with the SEC, together with any exhibits thereto and other documents therewith, necessary or advisable to enable the registrant to comply with the Securities Act, and any rules, regulations and requirements of the SEC in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Rodney C. Keller, Jr.	President, Chief Executive Officer and Director	July 31, 2020
Rodney C. Keller, Jr.	(Principal Executive Officer)

/s/ Curtis Smith	Chief Financial Officer	July 31, 2020
Curtis Smith	(Principal Financial Officer and Principal Accounting Officer)

/s/ Joshua Silverman	Chairman of the Board of Directors	July 31, 2020
Joshua Silverman

/s/ Mark Adams	Director	July 31, 2020
Mark Adams

/s/ George Devlin	Director	July 31, 2020
George Devlin

/s/ Sebastian Giordano	Director	July 31, 2020
Sebastian Giordano

/s/ Zvi Joseph	Director	July 31, 2020
Zvi Joseph

/s/ Greg Schiffman	Director	July 31, 2020
Greg Schiffman

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